Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dollar Tree, Inc. (the Company) on Form 10-Q for the quarter ending August 1, 2026, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael C. Creedon Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 27, 2026	/s/ Michael C. Creedon Jr.
Date	Michael C. Creedon Jr.
Chief Executive Officer
A signed original of this written statement required by Section 906 has been furnished to Dollar Tree, Inc. and will be retained by Dollar Tree, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.